Exhibit 4.9.11

AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

among

HERTZ VEHICLE FINANCING LLC,
as a grantor,

HERTZ GENERAL INTEREST LLC,
as a grantor,

THE HERTZ CORPORATION,
as Servicer,

THE HERTZ CORPORATION,
as a secured party,

BNY MIDWEST TRUST COMPANY
as a secured party,
not in its individual capacity but solely
as Trustee,

and

BNY MIDWEST TRUST COMPANY
not in its individual capacity but solely
as Collateral Agent,

Dated as of December 21, 2005

	SECTION 6.15. Waiver of Set-Off With Respect to the Grantors	27

	SECTION 6.16. Confidentiality	27

	SECTION 6.17. No Recourse	28

EXHIBITS
Exhibit A	Servicer’s Fleet Report
Exhibit B	Power of Attorney

COLLATERAL AGENCY AGREEMENT

THIS AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of December 21, 2005 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), and HERTZ GENERAL INTEREST LLC, a Delaware limited liability company (“HGI”), as grantors (each a “Grantor”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), as Servicer (in such capacity, the “Servicer”), THE HERTZ CORPORATION, as a secured party (the “HGI Secured Party”), and BNY MIDWEST TRUST COMPANY, an Illinois trust company (not in its individual capacity but solely as Trustee on behalf of the Noteholders under the Indenture), as a secured party (the “HVF Secured Party” and, together with the HGI Secured Party, the “Secured Parties”) and BNY MIDWEST TRUST COMPANY, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, HVF, HGI, Hertz, the Trustee and the Collateral Agent entered into a Collateral Agency Agreement dated as of September 18, 2002, as amended pursuant to Amendment No. 1 to the Collateral Agency Agreement dated as of March 31, 2004 (the “Prior Agreement”);

WHEREAS, HVF, HGI, HERTZ, the Trustee and the Collateral Agent desire to amend and restate the Prior Agreement in its entirety as herein set forth;

WHEREAS, HVF owns and will from time to time acquire Vehicles and lease the HVF Vehicles to Hertz for use in Hertz’s daily domestic rental operations and, in certain circumstances, for use by Hertz’s and Hertz Equipment Rental Corporation’s employees, in each case pursuant to the HVF Lease;

WHEREAS, HVF will finance certain of the HVF Vehicles by issuing Series of Notes pursuant to that certain Amended and Restated Base Indenture dated as of December 21, 2005 between HVF and BNY Midwest Trust Company, as trustee (as such Amended and Restated Base Indenture may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Base Indenture”);

WHEREAS, HGI owns and will from time to time acquire Vehicles and lease the HGI Vehicles to Hertz for use in Hertz’s daily domestic rental operations and, in certain circumstances, for use by Hertz’s and Hertz Equipment Rental Corporation’s employees, in each case pursuant to the HGI Lease;

WHEREAS, pursuant to the HGI Credit Facility, Hertz has agreed to make extensions of credit to HGI upon the terms and subject to the conditions set forth therein in order to finance Vehicles;

WHEREAS, BNY Midwest Trust Company has agreed to act as Collateral Agent on behalf of the Secured Parties, and in its capacity as Collateral Agent to be named as lienholder on the Certificates of Title for the Vehicles for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Base Indenture and, as a condition precedent to the issuance of any Series of Notes thereunder, HVF hereby agrees with the Collateral Agent for the benefit of the HVF Secured Party, and to induce Hertz to extend credit to HGI under the Hertz Credit Facility, HGI hereby agrees with the Collateral Agent for the benefit of HGI Secured Party as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1. Certain Definitions. Unless otherwise specified herein, capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached as Schedule I to the Base Indenture as such Definitions List may be amended or modified from time to time in accordance with the provisions of the Base Indenture, except that, for purposes of this Agreement only, the term Related Documents shall be deemed to include the HGI Lease and the HGI Credit Facility.

SECTION 1.2. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural and to the part include the whole. The words “hereof”, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. Sections and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates.

ARTICLE II

COLLATERAL AGENT AS LIENHOLDER
FOR THE SECURED PARTIES

SECTION 2.1. Security Interest. (a)  Grant by HVF. As security for the payment of the Note Obligations from time to time owing by HVF under the Indenture, HVF hereby grants, pledges and assigns to the Collateral Agent for the benefit of the HVF Secured Party a security interest in all right, title and interest of HVF in, to and under the following, whether now existing or hereafter acquired (the “HVF Vehicle Collateral”):

(i) all HVF Vehicles and all Certificates of Title with respect thereto;

(ii) all Manufacturer Programs as they relate to the HVF Vehicles and all monies due and to become due in respect of the HVF Vehicles from the Manufacturers under or in connection with the Manufacturer Programs (other than Excluded Payments) whether payable as vehicle repurchase prices, auction prices, auction sales proceeds, guaranteed depreciation payments, incentive payments in respect of sales of Program Vehicles outside of the related Manufacturer Programs, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

(iii) the Assignment Agreements as they relate to the HVF Vehicles, including, without limitation, all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Assignment Agreements as they relate to the HVF Vehicles (whether arising pursuant to the terms of the Assignment Agreements or otherwise available to HVF at law or in equity), and the right to enforce any of the Assignment Agreements as they relate to the HVF Vehicles and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Assignment Agreements or the obligations of any party thereunder;

(iv) the Nominee Agreement as it relates to the HVF Vehicles, including, without limitation, all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Nominee Agreement as it relates to the HVF Vehicles (whether arising pursuant to the terms of the Nominee Agreement or otherwise available to HVF at law or in equity), and the right to enforce the Nominee Agreement as it relates to the HVF Vehicles and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Nominee Agreement or the obligations of any party thereunder;

(v) the Hertz Nominee Agreement as it relates to the HVF Vehicles, including, without limitation, all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Hertz Nominee Agreement as it relates to the HVF Vehicles (whether arising pursuant to the terms of the Hertz Nominee Agreement or otherwise available to HVF at law or in equity), and the right to enforce the Hertz Nominee Agreement as it relates to the HVF Vehicles and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Hertz Nominee Agreement or the obligations of any party thereunder;

(vi) the HFC Nominee Agreement as it relates to the HVF Vehicles, including, without limitation, all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Hertz Nominee Agreement as it relates to the HVF Vehicles (whether arising pursuant to the terms of the HFC Nominee Agreement or otherwise available to HVF at law or in equity), and the right to enforce the HFC Nominee Agreement as it relates to the HVF Vehicles and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the HFC Nominee Agreement or the obligations of any party thereunder;

(vii) all sale or other proceeds from the disposition of HVF Vehicles, including all monies due in respect of the HVF Vehicles, whether payable as the purchase price of such Vehicles, or as related fees, expenses, costs, indemnities, insurance recoveries, or otherwise;

(viii) all payments and claims under insurance policies (whether or not the Collateral Agent or the HVF Secured Party is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the HVF Vehicles;

(ix) the Collateral Accounts, all monies on deposit from time to time in the Collateral Accounts constituting proceeds from the disposition of or otherwise arising from, related to or in respect of HVF Vehicles, and all proceeds thereof;

(x) the Master Exchange Agreement and the Escrow Agreement as they relate to HVF and all monies due and to become due to HVF thereunder, whether payable by the Intermediary to HVF from the accounts maintained pursuant to the Escrow Agreement or payable as damages for breach of the Master Exchange Agreement, the Escrow Agreement or otherwise and all rights to compel performance and otherwise exercise remedies thereunder, including, without limitation, all rights, remedies, powers, privileges and claims of HVF against any other party under or with respect to the Master Exchange Agreement and the Escrow Agreement (whether arising pursuant to the terms of the Master Exchange Agreement or the Escrow Agreement or otherwise available to HVF at law or in equity), and the right to enforce the Master Exchange Agreement and the Escrow Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Master Exchange Agreement or the Escrow Agreement or the obligations of  any party thereunder; provided, however, that in the case of any funds held in the accounts maintained pursuant to the Escrow Agreement that constitute Relinquished Property Proceeds, such funds shall not constitute HVF Vehicle Collateral unless such funds are or become Additional Subsidies; and

(xi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b)  Grant by HGI. As security for the payment of the unpaid principal of and interest on all loans made to HGI under the HGI Credit Facility and all other obligations and liabilities of HGI from time to time owing by HGI to Hertz thereunder, HGI hereby grants, pledges and assigns to the Collateral Agent for the benefit of HGI Secured Party, a security interest in all right, title and interest of HGI in, to and under the following, whether now existing or hereafter acquired (the “HGI Vehicle Collateral” and together with the HVF Vehicle Collateral, the “Vehicle Collateral”):

(i) all HGI Vehicles and all Certificates of Title with respect thereto;

(ii) all Manufacturer Programs as they relate to the HGI Vehicles and all monies due and to become due in respect of the HGI Vehicles from the Manufacturers under or in connection with the Manufacturer Programs (other than Excluded Payments) whether payable as vehicle repurchase prices, auction prices, auction sales proceeds, guaranteed depreciation payments, incentive payments in respect of sales of Program Vehicles outside of the related Manufacturer Programs, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

(iii) the Assignment Agreements as they relate to the HGI Vehicles, including, without limitation, all rights, remedies, powers, privileges and claims of HGI against any other party under or with respect to the Assignment Agreements as they relate to the HGI Vehicles (whether arising pursuant to the terms of the Assignment Agreements or otherwise available to HGI at law or in equity), and the right to enforce any of the Assignment Agreements as they relate to the HGI Vehicles and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Assignment Agreements or the obligations of any party thereunder;

(iv) the Nominee Agreement as it relates to the HGI Vehicles, including, without limitation, all rights, remedies, powers, privileges and claims of HGI against any other party under or with respect to the Nominee Agreement as it relates to the HGI Vehicles (whether arising pursuant to the terms of the Nominee Agreement or otherwise available to HGI at law or in equity), and the right to enforce the Nominee Agreement as it relates to the HGI Vehicles and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Nominee Agreement or the obligations of any party thereunder;

(v) all sale or other proceeds from the disposition of HGI Vehicles, including all monies due in respect of the HGI Vehicles, whether payable as the purchase price of such Vehicles, or as related fees, expenses, costs, indemnities, insurance recoveries, or otherwise;

(vi) all payments and claims under insurance policies or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the HGI Vehicles;

(vii) the Collateral Accounts, all monies on deposit from time to time in the Collateral Accounts constituting proceeds from the disposition of or otherwise arising from, related to or in respect of HGI Vehicles, and all proceeds thereof;

(viii) the Master Exchange Agreement and the Escrow Agreement as they relate to HGI and all monies due and to become due to HGI thereunder, whether payable by the Intermediary to HGI from the accounts maintained pursuant to the Escrow Agreement or payable as damages for breach of the Master Exchange Agreement, the Escrow Agreement or otherwise and all rights to compel performance and otherwise exercise remedies thereunder, including, without limitation, all rights, remedies, powers, privileges and claims of HGI against any other party under or with respect to the Master Exchange Agreement and the Escrow Agreement (whether arising pursuant to the terms of the Master Exchange Agreement or the Escrow Agreement or otherwise available to HGI at law or in equity), and the right to enforce the Master Exchange Agreement and the Escrow Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Master Exchange Agreement or the Escrow Agreement or the obligations of  any party thereunder; provided, however, that in the case of any funds held in the accounts maintained pursuant to the Escrow Agreement that constitute Relinquished Property Proceeds, such funds shall not constitute HGI Vehicle Collateral unless such funds are or become Additional Subsidies; and

(ix) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Each Grantor and each Secured Party hereby authorizes the Collateral Agent to be named as the first lienholder on the Certificates of Title for the Vehicles (other than the Initial Hertz Vehicles and the Service Vehicles), in a representative capacity, as Collateral Agent for the Secured Parties. The Collateral Agent agrees that all of its right, title and interest in and to the Vehicle Collateral shall be solely for the respective benefit of each Secured Party. Each Secured Party hereby directs the Collateral Agent to execute and deliver as of the date set forth therein in its capacity as Collateral Agent hereunder each Assignment Agreement hereafter entered into by the Grantors.

(c)  Notwithstanding the assignment and security interest so granted to the Collateral Agent on behalf of the Secured Parties pursuant to subsections (a) and (b) above, each Grantor shall nevertheless be permitted, subject to the Collateral Agent’s right to revoke such permission with respect to HVF in the event of an Amortization Event with respect to any Series of Notes Outstanding and to revoke such permission with respect to HGI in the event of an Event of Default under the HGI Credit Facility, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business in connection with the Vehicles or any Collateral Agreement (which does not include waivers of default under any of the Collateral Agreements or any of the Manufacturer Programs).

(d)  The HVF Secured Party hereby agrees that it shall be entitled to the benefits of this Agreement only with respect to the HVF Vehicles and the other HVF Vehicle Collateral. The HVF Secured Party hereby acknowledges that it shall have no interest in (i) any HGI Vehicle, (ii) any funds in a Collateral Account that are proceeds of any HGI Vehicle, (iii) any rights under any Manufacturer Program with respect to any HGI Vehicle or (iv) any other portion of the HGI Vehicle Collateral, in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in the Vehicles (including the giving of or failure to give any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the UCC, the Bankruptcy Code, or other applicable law.

(e)  The HGI Secured Party hereby agrees that it shall be entitled to the benefits of this Agreement only with respect to the HGI Vehicles and the other HGI Vehicle Collateral. The HGI Secured Party hereby acknowledges that it shall have no interest in (i) any HVF Vehicle, (ii) any funds in a Collateral Account that are proceeds of any HVF Vehicle, (iii) any rights under any Manufacturer Program with respect to any HVF Vehicle or (iv) any other portion of the HVF Vehicle Collateral, in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in the Vehicles (including the giving of or failure to give any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the UCC, the Bankruptcy Code, or other applicable law.

SECTION 2.2. Designation of HVF Vehicles and HGI Vehicles. The Servicer shall identify on its computer system all Vehicles subject to the HVF Lease as HVF Vehicles and all Vehicles subject to the HGI Lease as HGI Vehicles. The designation of the Vehicles as HVF Vehicles and HGI Vehicles on the Servicer’s computer system shall be considered prima facie evidence of the HVF Secured Party’s rights with respect to the HVF Vehicles and the other HVF Vehicle Collateral and the HGI Secured Party’s rights with respect to the HGI Vehicles and the other HGI Vehicle Collateral. If at any time a Secured Party reasonably believes that such designation by the Servicer is incorrect, it may dispute (the “disputing Secured Party”) such designation by delivering a written notice to each of the Servicer and the Collateral Agent setting forth its claim as to the correct designation of a HVF Vehicle or HGI Vehicle, as the case may be (each a “redesignation”). The Servicer shall, promptly upon receipt of such notice, distribute a copy thereof to each Grantor and the other Secured Party (the “non-disputing Secured Party”). The non-disputing Secured Party shall, within ten (10) Business Days of receipt of such notice from the Servicer, notify each of the Servicer and the Collateral Agent in writing as to whether it consents to the disputing Secured Party’s redesignation. If the Servicer and the Collateral Agent receive written notice from the non-disputing Secured Party consenting to the disputing Secured Party’s redesignation within the period set forth above, the Servicer shall promptly effect such redesignation.

SECTION 2.3. Redesignation of Vehicles. From time to time (i) HGI may sell New HVF Vehicles to HVF pursuant to Section 1.05 of the Purchase Agreement, (ii) HGI may sell Transferred HGI Vehicles to HVF pursuant to Section 1.07 of the Purchase Agreement and (iii) HVF may sell Transferred HVF Vehicles to HGI pursuant to Section 1.07 of the Purchase Agreement. On the effective date of any such sale, upon the satisfaction of the conditions to the effectiveness of such sale under the Purchase Agreement, the Servicer shall redesignate on its computer systems such New HVF Vehicles as HVF Vehicles, such Transferred HGI Vehicles as HVF Vehicles or such Transferred HVF Vehicles as HGI Vehicles, as the case may be. The Servicer shall redesignate each Vehicle on its computer systems at the then current Net Book Value of such Vehicle. Except as otherwise provided in Section 2.5(d), (i) the HVF Secured Party hereby acknowledges that it shall have no interest in any Vehicle or other related Vehicle Collateral after such Vehicle has been redesignated as a HGI Vehicle in accordance with the terms of this Section 2.3 and that any such redesignation shall automatically constitute a release by the HVF Secured Party of any interest therein and (ii) the HGI Secured Party hereby acknowledges that it shall have no interest in any Vehicle or other related Vehicle Collateral after such Vehicle has been redesignated as a HVF Vehicle in accordance with the terms of this Section 2.3 and that any such redesignation shall automatically constitute a release by the HGI Secured Party of any interest therein.

SECTION 2.4. Servicer’s Fleet Reports. On or prior to each Determination Date, the Servicer shall furnish or cause to be furnished to the Collateral Agent a report (which may be on diskette or other electronic medium reasonably acceptable to the Collateral Agent) substantially in the form of Exhibit A (each such report, a “Fleet Report”), (i) identifying the HVF Vehicles (and as subsets thereof, each of the Initial Hertz Vehicles and the Service Vehicles) and the HGI Vehicles separately, as of the last day of the Related Month, (ii) listing each Vehicle by the VIN with respect to such Vehicle, (iii) identifying the date of the original purchase of each such Vehicle, (iv) identifying whether each such Vehicle is a Program Vehicle or a Non-Program Vehicle, (v) showing, as of the last day of the Related Month, the Capitalized Cost and the Net Book Value of each such Vehicle, (vi) identifying the state in which each such Vehicle is titled, (vii) providing a list of all locations in which the Certificates of Title for the Vehicles are held by the Servicer or Servicer’s Agents as of such date, (viii) providing the name and address of all Servicer’s Agents as of such date and (ix) providing on a confidential basis (A) the actual mileage of each Vehicle as of its last check-in, (B) the date of the last check-in of each Vehicle, (C) if the Vehicle is a Program Vehicle, the total mileage per the related Manufacturer Program, (D) the Minimum Term specified in each Manufacturer Program and (E) the Maximum Term specified in each Manufacturer Program.

(a)  The Collateral Agent shall make the most recent Fleet Report available for inspection by any Secured Party at the Corporate Trust Office, during normal business hours, upon such Secured Party’s prior written request.

(b)  On each Business Day commencing on the Initial Closing Date, the Servicer shall prepare and maintain a report identifying the HVF Vehicles and the HGI Vehicles separately by the VIN with respect to each such Vehicle as of the close of business on the immediately preceding Business Day, and shall deliver such report to HGI and HVF upon their request.

(c)  For so long as a Liquidation Event of Default or a Limited Liquidation Event of Default has occurred and is continuing, the Servicer shall furnish or cause to be furnished to HVF on a weekly basis a report (which may be on diskette or other electronic medium) that contains the data set forth in a Fleet Report, but determined on a weekly basis, and HVF shall furnish or cause to be furnished to each HVF Secured Party such weekly Fleet Report.

SECTION 2.5. Collateral Accounts. i)The Collateral Agent shall establish and maintain for the benefit of the Secured Parties one or more accounts (each a “Collateral Account”), each in the name of the Collateral Agent or, prior to the date of termination of the Master Exchange Agreement pursuant to Section 7.01(b) thereof, the joint name of the Collateral Agent and the Intermediary, that shall be administered and operated as provided in this Agreement and the Master Exchange Agreement, bearing a designation clearly indicating that the funds deposited therein are held for the respective benefit of each Secured Party as their interests may appear. Each Collateral Account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with a Qualified Trust Institution. If any Collateral Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days of obtaining knowledge of such fact, the Collateral Agent and the Intermediary shall establish a new Collateral Account which complies with such sentence and transfer into the new Collateral Account all funds from the non-qualifying Collateral Account. Initially, each Collateral Account will be established with the Collateral Agent.

(a)           The Servicer and each Grantor shall cause:

(i) all amounts due from Manufacturers and their related auctions dealers under their Manufacturer Programs with respect to the Vehicles, other than Excluded Payments and Permitted Check Payments, to be deposited directly into a Collateral Account by the Manufacturers and the related auction dealers; provided, however, that, unless there has been a failure by HGI to make a payment to HVF on account of an Invoice Adjustment when due in accordance with Section 1.05(d) of the Purchase Agreement and such failure is continuing, payments by Manufacturers on account of Invoice Adjustments shall not be required to be deposited in a Collateral Account;

(ii) all amounts representing the proceeds from sales of Vehicles to third parties, other than the Manufacturers or their related auction dealers, and all amounts received by the Servicer in the form of Permitted Check Payments to be deposited into a Collateral Account within two Business Days of receipt by the Servicer;

(iii) all insurance proceeds and warranty payments in respect of the Vehicles, other than Excluded Payments, to be deposited into a Collateral Account within two Business Days of receipt by the Servicer; provided, however, that unless an Amortization Event with respect to any Series of Notes Outstanding has occurred and is continuing, insurance proceeds and warranty payments with respect to the Vehicles shall not be required to be deposited in a Collateral Account;

(iv) all amounts payable by the Nominee pursuant to Section 11(b) of the Nominee Agreement to be deposited directly into a Collateral Account by the Nominee;

(v) all amounts payable by the Hertz Nominee pursuant to Section 10 of the Hertz Nominee Agreement to be deposited directly into a Collateral Account by the Hertz Nominee;

(vi) all amounts payable by the HFC Nominee pursuant to Section 10 of the HFC Nominee Agreement to be deposited directly into a Collateral Account by the HFC Nominee; and

(vii) all other Proceeds of the Vehicle Collateral, to be deposited into a Collateral Account within two Business Days of receipt by the Servicer.

In addition, any Grantor receiving any Proceeds of the Vehicle Collateral directly shall deposit such Proceeds into a Collateral Account within two Business Days of receipt. Notwithstanding the foregoing, if the Servicer receives any amount pursuant to clause (ii), (iii) or (vii) of this Section 2.5(b) and determines that such amount is Proceeds of the HVF Collateral or Proceeds of the HGI Collateral before it is obligated to deposit such amount into a Collateral Account in accordance with this Section 2.5(b), the Servicer shall deposit such amount directly into the Collection Account or an HVF Exchange Account for application in accordance with Section 4.02 of the Master Exchange Agreement if it is Proceeds of the HVF Vehicle Collateral or deposit such amount directly into the HGI Account or an HGI Exchange Account for application in accordance with Section 4.02 of the Master Exchange Agreement if it is Proceeds of the HGI Collateral.

(b)  The Collateral Agent shall promptly notify the Servicer when funds are deposited in any Collateral Account. Promptly after the deposit of any funds into a Collateral Account, but in no event more than seven Business Days thereafter, the Servicer shall instruct the Collateral Agent in writing as to (i) the amount thereof which represents Proceeds of the HVF Vehicle Collateral and (ii) the amount thereof which represents Proceeds of the HGI Vehicle Collateral. The Collateral Agent shall pursuant to and promptly after receipt of instructions from the Servicer, withdraw from the applicable Collateral Account and deposit in either the Collection Account or, in the case of Relinquished Property Proceeds, an HVF Exchange Account for application in accordance with Section 4.02 of the Master Exchange Agreement all amounts representing Proceeds of the HVF Collateral and withdraw from the applicable Collateral Account and deposit in either the HGI Account or an HGI Exchange Account for application in accordance with Section 4.02 of the Master Exchange Agreement all amounts representing Proceeds of the HGI Collateral. Upon receipt by a Responsible Officer of the Collateral Agent from a Manufacturer of any information pertaining to payments made by such Manufacturer or an auction dealer to a Collateral Account in connection with any Manufacturer Program, the Collateral Agent shall provide such information to the Servicer.

(c)  If at any time the Servicer or any Secured Party shall receive any funds to which it is not entitled pursuant to the provisions of this Agreement, the Collateral Agent, the Servicer or such Secured Party shall so advise the other parties hereto in writing (upon which written advice the Collateral Agent may conclusively rely) and the Servicer or such Secured Party, as the case may be, shall forthwith take reasonable steps to ensure that such funds are remitted to the Person so entitled thereto or as such Person directs or as otherwise provided in the Related Documents.

(d)  The Servicer may instruct in writing the Collateral Agent to invest funds on deposit in a Collateral Accounts in Permitted Investments. If the Collateral Agent does not receive instructions from the Servicer prior to 11:00 a.m., New York City time, on any day as to the distribution or investment of any funds on deposit in a Collateral Account then the Collateral Agent shall invest such funds in Permitted Investments pursuant to an investment letter previously delivered by the Servicer to the Collateral Agent. All investments of funds on deposit in any Collateral Account shall be redeemable or mature on the next Business Day. The Collateral Agent shall not be responsible for any losses incurred on any investments made pursuant to this Section 2.5(e). All investment earnings (net of losses and investment expenses) shall be payable to the Servicer on each Payment Date.

SECTION 2.6. Certificates of Title. ii)The Servicer or its designated agents (the “Servicer’s Agents”) on behalf of the Servicer shall hold all of the Certificates of Title for the Vehicles in the Servicer’s capacity as agent of, and custodian for, the Collateral Agent. The Servicer or the Servicer’s Agents on behalf of the Servicer shall (i) hold all such Certificates of Title, under lock and key, in a safe fireproof location at one or more of the offices specified in each Fleet Report delivered by the Servicer pursuant to Section 2.4, and (ii) not release or surrender any Certificate of Title other than Certificates of Title as to which the security interest of the Collateral Agent has been released in accordance with Section 2.7 of this Agreement; provided, however that the Servicer or the Servicer’s Agents, on behalf of and at the direction of the Servicer, may deliver the Certificate of Title for any Vehicle sold or otherwise disposed of in accordance with the Related Documents to the purchaser thereof, together with any documentation necessary to effect the removal of the notation of the Lien of this Agreement on such Certificate of Title. The Servicer shall cause the Certificates of Title with respect to each Vehicle to show the Nominee (and, with respect to the Initial Hertz Vehicles, Hertz, and with respect to the Service Vehicles, HFC), as the registered owner of the Vehicle, and (other than with respect to the Initial Hertz Vehicles and the Service Vehicles, which shall have no lienholder noted) the Collateral Agent, as agent, as the first lienholder, at the address of one of the offices of the Servicer referred to in the preceding sentence. For the avoidance of doubt, the Servicer shall not be obligated to retitle the Initial Hertz Vehicles or the Service Vehicles which are not currently titled in the name of the Nominee or do not reflect the Collateral Agent, as agent, as the first lienholder. The Servicer shall pay any compensation payable to a Servicer Agent from its own funds. Notwithstanding any delegation of duties to a Servicer Agent hereunder, the Servicer shall not be relieved of its liability and responsibility with respect to such duties. The Servicer shall notify the Rating Agencies in writing at least thirty (30) days prior to the replacement of an existing Servicer’s Agent or the designation of any new Servicer’s Agent.

(a)  The Collateral Agent hereby grants to the Servicer a power of attorney to take any and all actions, in the name of the Collateral Agent, (i) to note the Collateral Agent as the holder of a first lien on the Certificates of Title for the Vehicles, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title is in the name of the Collateral Agent and (ii) to release the Collateral Agent’s Lien on any Certificate of Title in connection with the release of the related Vehicle from the Lien of this Agreement in accordance with Section 2.7. Nothing in this Agreement shall be construed as authorization from the Collateral Agent to the Servicer to release any Lien on the Certificates of Title except upon compliance with this Agreement. To further evidence the power of attorney referred to in this Section 2.6(b), the Collateral Agent agrees that upon request of the Servicer it will execute a separate power of attorney in respect of the HVF Vehicles or the HGI Vehicles substantially in the form of Exhibit B.

(b)  After the occurrence and during the continuance of an Amortization Event with respect to any Series of Notes Outstanding, the HVF Secured Party may cause the Collateral Agent to terminate the power of attorney in respect of the HVF Vehicles referred to in Section 2.6(b) (including the related power granted under Section 2.6(b)) by giving written notice to such effect to the Servicer and the Collateral Agent. The HGI Secured Party may cause the Collateral Agent to terminate the power of attorney in respect of the HGI Vehicles referred to in Section 2.6(b) (including the related power granted under Section 2.6(b)) by giving written notice to such effect to the Servicer and the Collateral Agent. The Collateral Agent agrees that upon receipt of any such notice (upon which notice the Collateral Agent may conclusively rely)

it shall promptly terminate such power of attorney by giving written notice to such effect to the Servicer. After any such termination, the Collateral Agent will follow the written direction of the Servicer to release liens on Vehicles unless a contrary written direction is received from a Secured Party.

SECTION 2.7. Release of Collateral. iii)From and after the earliest of (i) in the case of a Program Vehicle subject to a Repurchase Program, the Turnback Date for such Program Vehicle, (ii) in the case of a Program Vehicle subject to a Guaranteed Depreciation Program, the date of sale of such Program Vehicle by an auction dealer to a third party, (iii) in the case of a Non-Program Vehicle, the date of the deposit of the Disposition Proceeds of such Non-Program Vehicle by or on behalf of HVF into the Collection Account or an HVF Exchange Account, (iv) in the case of a Transferred HVF Vehicle, the date the related Transfer Payment is deposited into the Collection Account or an HVF Exchange Account and (v) in the case of a Casualty, the date the related Casualty Payment is deposited into the Collection Account, such HVF Vehicle and the related Certificate of Title shall automatically be released from the Lien of this Agreement.

(a)  From and after the earliest of (i) in the case of a Program Vehicle subject to a Repurchase Program, the Turnback Date for such Program Vehicle, (ii) in the case of a Program Vehicle subject to a Guaranteed Depreciation Program, the date of sale of such Program Vehicle by an auction dealer to a third party, (iii) in the case of a Non-Program Vehicle, the date of the deposit of the Disposition Proceeds of such Non-Program Vehicle by or on behalf of HGI into the HGI Account or an HGI Exchange Account, (iv) in the case of a Transferred HGI Vehicle, the date the related Transfer Payment is deposited into the HGI Account or an HGI Exchange Account, (v) in the case of a Casualty, the date the related Casualty Payment is deposited into the HGI Account or an HGI Exchange Account and (vi) in the case of a Rejected Vehicle, the date the related Rejected Vehicle Payment is deposited into the Collection Account or an HGI Exchange Account, such HGI Vehicle and the related Certificate of Title shall automatically be released from the Lien of this Agreement; in addition, HGI may release any of the HGI Vehicle Collateral and any related Certificate of Title from the Lien of this Agreement at any time by directing, in writing, the Servicer and the Collateral Agent to release such HGI Vehicle from such Lien.

(b)  A third party who buys a Vehicle from HVF or HGI in the ordinary course of business shall take such Vehicle free of any Lien created pursuant to this Agreement.

(c)  On each Determination Date, the Servicer will provide the Collateral Agent and each Secured Party with a list of Vehicles as to which the Lien of the Collateral Agent has been released during the Related Month.

(d)  In connection with any release permitted under this Section 2.7, the Collateral Agent and each Secured Party agrees to execute such further documents, if any, as may be reasonably requested by the Servicer to effect such release.

ARTICLE III

THE SERVICER

SECTION 3.1. Acceptance of Appointment. The Collateral Agent and each Secured Party hereby appoints Hertz, and Hertz hereby agrees to act, as the initial Servicer under this Agreement.

SECTION 3.2. Servicer Functions. The Servicer shall service and administer the Vehicles in accordance with the terms of this Agreement and the Leases, and without limitation of the foregoing, the Servicer shall: (i) cause the Collateral Agent to be shown as the first lienholder on all Certificates of Title in accordance with Section 2.6, (ii) designate Vehicles subject to the HVF Lease as HVF Vehicles and Vehicles subject to the HGI Lease as HGI Vehicles on its computer system in accordance with Sections 2.2 and 2.3, (iii) collect all amounts due and owing to the Grantors by the Manufacturers under the Manufacturers Programs in respect of the Vehicles and to commence enforcement proceedings with respect to such Manufacturer Programs, (iv) collect all other amounts due and owing to the Grantors in respect of the Vehicles and the other Vehicle Collateral, (v) direct payments due under the Manufacturer Programs to be deposited directly into a Collateral Account by the Manufacturers and related auction dealers in accordance with Section 2.5(b), (vi) to deposit all sale proceeds from sales of Vehicles to third parties (other than under any related Manufacturer Program) and insurance proceeds and warranty payments in respect of Vehicles received directly by the Servicer into a Collateral Account within two Business Days of receipt by the Servicer in accordance with Section 2.5(b), (vii) turn in the Vehicles covered by Manufacturer Programs to the relevant Manufacturer within the applicable Repurchase Period in accordance with the Leases and comply with all of its obligations under the Manufacturer Programs, (viii) furnish the Servicer’s Fleet Report as provided in Section 2.4, (ix) instruct the Collateral Agent in writing to make distributions, withdrawals and payments from the Collateral Accounts in accordance with Section 2.5,  (x) perform the duties specified in Section 8.20 of the Master Exchange Agreement and Section 6.21 of the Escrow Agreement and (xi) otherwise administer and service the Vehicles in accordance with the Related Documents. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder to do any and all things in connection with its servicing and administration duties which it may deem necessary or desirable to accomplish such servicing and administration duties and which does not materially adversely affect the interests of any Secured Party unless otherwise prohibited by the Related Documents.

SECTION 3.3. The Servicer Not to Resign. Without the prior written consent of the Collateral Agent and each of the Secured Parties, the Servicer shall not resign from the obligations and duties imposed on it hereunder.

SECTION 3.4. Servicing Rights of Collateral Agent. (a)   If the Servicer shall fail to perform any of its obligations hereunder, which failure adversely affects one or more of the Secured Parties, the Collateral Agent, at the direction and at the expense of the Secured Party so adversely affected thereby, shall take such action or cause such action to be taken, to perform such obligations as shall be so directed by such Secured Party, whereupon the Collateral Agent shall have full right and authority to take or cause to be taken such action so directed.

(b)  In the event that the Collateral Agent is directed to take any action with respect to the Vehicles or perform any obligation of the Servicer pursuant to Section 3.4 of this Agreement, the Servicer shall fully cooperate with the Collateral Agent in any manner requested by the Collateral Agent or the applicable Secured Party in order to assist the Collateral Agent in taking any such action or performing any such duty.

SECTION 3.5. Incumbency Certificate. With the delivery of this Agreement and from time to time thereafter, each of the Grantors and the Servicer shall furnish to the Collateral Agent a certificate (each, an “Incumbency Certificate”) certifying as to the incumbency and specimen signatures of each of their respective Authorized Officers. Until the Collateral Agent receives a subsequent Incumbency Certificate, the Collateral Agent shall be entitled to rely on the last such Incumbency Certificate delivered to it for purposes of determining the Authorized Officers.

SECTION 3.6. Effective Period and Termination. The Servicer’s appointment hereunder shall become effective on the date hereof and shall continue in full force and effect until terminated pursuant to this Section 3.6 or until this Agreement shall be terminated. If all of the rights and obligations of Hertz as Servicer under the HVF Lease shall have been terminated under Section 17 of the HVF Lease, the appointment of Hertz as Servicer in respect of the HVF Vehicles hereunder may be terminated by the HVF Secured Party in the same manner as the HVF Secured Party may terminate the rights and obligations of the Servicer under Section 17 of the HVF Lease. As soon as practicable after any termination of such appointment, the Servicer shall, at its expense, deliver all documents and records relating to the HVF Vehicle Collateral, including, without limitation, the most recent Fleet Report, to the HVF Secured Party or the HVF Secured Party’s agent at such place or places as the HVF Secured Party may reasonably designate.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1. Representations and Warranties of the Grantors. Each Grantor represents and warrants to the Collateral Agent and each Secured Party as follows as of the Restatement Effective Date and each Series Closing Date:

(a)  The execution, delivery and performance by such Grantor of this Agreement (i) is within such Grantor’s limited liability company powers and has been duly authorized by all necessary limited liability company action, (ii) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (iii) does not contravene, or constitute a default under, any Requirements of Law with respect to such Grantor or any Contractual Obligation with respect to such Grantor or result in the creation or imposition of any Lien on any property of such Grantor, except for Liens created by this Agreement. This Agreement has been executed and delivered by a duly authorized officer of such Grantor.

(b)  No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by such Grantor of this Agreement or for the performance of any of such Grantor’s obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by HVF prior to the Restatement Effective Date.

(c)  This Agreement is a legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

(d)  Each Grantor owns and has good and marketable title to the Vehicle Collateral in which such Grantor has an interest, free and clear of all Liens other than Permitted Liens. This Agreement constitutes a valid and continuing Lien on such Vehicle Collateral in favor of the Collateral Agent on behalf of the related Secured Party, which Lien on such Vehicle Collateral has been perfected (other than with respect to the Initial Hertz Vehicles and the Service Vehicles) and is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from such Grantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing.

(e)  Other than the security interest granted to the Collateral Agent hereunder, neither Grantor has pledged, assigned, sold or granted a security interest in the Vehicle Collateral. All action necessary to protect and perfect the Collateral Agent’s security interest in the Vehicle Collateral (other than with respect to the Initial Hertz Vehicles and the Service Vehicles) in which such Grantor has an interest has been duly and effectively taken. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing such Grantor as debtor covering all or any part of such Vehicle Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by such Grantor in favor of the Collateral Agent in connection with this Agreement or the Trustee in connection with the Indenture, and neither Grantor has authorized any such filing.

(f)  Its legal name is on the signature pages hereto and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware. It will not change its name or the jurisdiction of its organization without 60 days prior written notice to the Collateral Agent.

SECTION 4.2. Representations and Warranties of the Servicer. The Servicer represents and warrants to the Collateral Agent and each Secured Party as follows as of the Restatement Effective Date and each Series Closing Date:

(a)  This Agreement has been duly authorized, executed and delivered on behalf of the Servicer and, assuming due authorization, execution and delivery by the other parties hereto, is a valid and legally binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

(b)  The execution, delivery and performance by the Servicer of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument under which the Servicer is a debtor or guarantor (except to the extent that such conflict, breach, creation or imposition is not reasonably likely to result in a Material Adverse Effect) nor will such action result in a violation of any provision of applicable law or regulation (except to the extent that such violation is not reasonably likely to result in a Material Adverse Effect) or of the provisions of the Certificate of Incorporation or the By-Laws of the Servicer.

(c)  There is no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over the Servicer which is required for the execution, delivery and performance of this Agreement (except to the extent that the failure to obtain such consent, approval, authorization, order, registration or qualification is not reasonably likely to result in a Material Adverse Effect).

SECTION 4.3. Covenants of Grantors. Each Grantor hereby agrees that:

(a)  It shall take all action necessary to maintain and to perfect the Collateral Agent’s security interest on behalf of the related Secured Party in the Vehicle Collateral (other than with respect to the Initial Hertz Vehicles and the Service Vehicles) in which it has an interest now in existence and hereafter acquired or created, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereunder.

(b)  At any time and from time to time, upon the written request of the Collateral Agent, and at its sole expense, it will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of this Collateral Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. It also hereby authorizes the Collateral Agent to file any such financing or continuation statement, at its expense. If any amount payable under or in connection with any of the Vehicle Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and promptly pledged to the Collateral Agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Collateral Agent and delivered to the Collateral Agent promptly.

(c)  It shall warrant and defend the Collateral Agent’s right, title and interest in and to the Vehicle Collateral in which it has an interest and the Proceeds thereof, for the benefit of the related Secured Party against the claims and demands of all Persons whomsoever.

ARTICLE V

THE COLLATERAL AGENT

SECTION 5.1. Appointment. iv)Each Secured Party, by its execution of this Agreement, appoints the Collateral Agent as its agent under and for purposes of this Agreement. Each Secured Party authorizes the Collateral Agent to act on behalf of such Secured Party under this Agreement and, in the absence of other written instructions from a Secured Party with respect to the portion of the Vehicle Collateral securing such Secured Party (its “Related Vehicle Collateral”) as may be received from time to time by the Collateral Agent (with respect to which the Collateral Agent agrees that it will comply) to exercise such powers hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and to exercise such powers as are provided to each Secured Party with respect to its Related Vehicle Collateral under the Related Documents and with such powers as may be reasonably incidental thereto. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each of the Secured Parties, in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement, including, without limitation, in exercising remedies upon or otherwise dealing with the Vehicle Collateral. Each such power of attorney is irrevocable and coupled with an interest.

(a)  If either Secured Party represents in writing to the Collateral Agent that it has the right to act with respect to its Related Vehicle Collateral pursuant to the Related Documents, the Collateral Agent may conclusively rely upon such representation and shall exercise any and all rights, remedies, powers and privileges available to such Secured Party with respect to its Related Vehicle Collateral to the extent and in the manner directed by such Secured Party, at the expense of the related Grantor and subject to the other provisions of this Agreement (including without limitation Section 5.4(g)), as permitted under the Related Documents, including, without limitation, the transmission of notices of default, repossession of Vehicles, and the institution of legal or administrative actions or proceedings. Each of the Grantors and the Secured Parties agrees that the Collateral Agent may exercise such rights, remedies, powers and privileges in lieu of a Secured Party in accordance with the preceding sentence.

(b)  At any time after the occurrence and during the continuance of an Amortization Event with respect to any Series of Notes Outstanding, if the Collateral Agent shall default in its obligation to exercise the rights, remedies, powers or privileges of the HVF Secured Party with respect to the HVF Vehicle Collateral in accordance with the direction of the HVF Secured Party (including any rights under Section 3.4 or 5.1(b)), the Collateral Agent shall, upon the written request of the HVF Secured Party, assign to the HVF Secured Party the Collateral Agent’s security interest in the HVF Vehicle Collateral and shall, at the Collateral Agent’s expense, execute those instruments and documents necessary to effectuate such assignment (including, if necessary, the execution of any documents necessary to effect the change of the first lienholder on Certificates of Title for the HVF Vehicles to the HVF Secured Party or its agent or assignee).

SECTION 5.2. Representations. The Collateral Agent hereby represents and warrants that (i) it is an Illinois trust company, duly organized, validly existing and in good standing under the laws of the State of Illinois and it has all requisite power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of the Collateral Agent, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by the application of equitable principles.

SECTION 5.3. Exculpatory Provisions. The Collateral Agent makes no representations as to the value or condition of the Vehicle Collateral or any part thereof, as to the status or designation of any Vehicle as a HVF Vehicle or a HGI Vehicle pursuant to Section 2.2, as to the title of either of the Grantors thereto, as to the protection afforded by this Agreement, as to any statements, representations or warranties made by any Person (other than itself) in or in connection with this Agreement or any Related Document, as to the validity, execution (except its own execution), enforceability (except enforceability against itself), priority, perfection, legality or sufficiency of this Agreement or any Related Document or any documents or instruments referred to therein, or the sufficiency or effectiveness or perfection or priority of any Lien on any collateral described in this Agreement, or as to the validity or collectibility of any obligation contemplated by this Agreement, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Vehicle Collateral or for the payment of taxes, charges, assessments or Liens upon the Vehicle Collateral or for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or otherwise perfecting or maintaining the perfection of its security interest in the Vehicle Collateral purported to be granted hereby or otherwise as to the maintenance of the Vehicle Collateral.

SECTION 5.4. Limitations on Duties of the Collateral Agent. v) The Collateral Agent undertakes to perform only the duties expressly set forth herein and no implied duties shall be read into this Agreement. Nothing herein shall be deemed to constitute the Collateral Agent a trustee or fiduciary for any Secured Party.

(a)  The Collateral Agent may exercise the rights and powers granted to it by this Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement.

(b)  The Collateral Agent’s duty of care shall be solely to deal with the Vehicle Collateral as it would deal with property of its own, the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer thereof, or for any action taken or omitted to be taken by it in accordance with this Agreement, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent.

(c)  The Collateral Agent shall have no authority to grant, convey or assign the Certificates of Title or change the notation of a security interest thereon or deal with the Certificates of Title in any way except as expressly provided herein.

(d)  The Collateral Agent shall have no liability or responsibility for (i) any release of Vehicle Collateral by the Servicer pursuant to Sections 2.7 or (ii) any act of the Servicer taken in its own name or the name of the Collateral Agent.

(e)  The Collateral Agent shall have no duty to calculate, compute or verify, and shall not be held in any manner responsible for the content of the Servicer’s Fleet Report, except to verify that the certificate filed therewith conforms to the form of Exhibit A.

(f)  Except as required by the specific terms of this Agreement, the Collateral Agent shall not be required to exercise any discretion and shall have no duty to exercise or to refrain from exercising any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or refrain from taking any affirmative action hereunder, unless directed to do so by the Secured Party specified herein as being entitled to direct the Collateral Agent hereunder (and shall be fully protected in acting or refraining from acting pursuant to or in accordance with such directions, which shall be binding on each of the Secured Parties). Notwithstanding anything herein to the contrary, the Collateral Agent shall not be required to take any action (a) that in its reasonable opinion is or may be contrary to law or to the terms of this Agreement, any Related Document or any other agreement or instrument relating to the Vehicle Collateral, or (b) which might or would in its reasonable opinion subject it or any of its directors, officers, employees or agents to personal or financial liability unless it is indemnified hereunder to its satisfaction (and if any indemnity should become, in the reasonable determination of the Collateral Agent, inadequate, the Collateral Agent may call for additional indemnity and cease to act until such additional indemnity is given).

(g)  The Collateral Agent may, in its sole discretion, retain counsel, independent accountants and other experts selected by it and may act in reliance upon the advice of such counsel, independent accountants and other experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall be held harmless and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon or in accordance with the statements and advice of such counsel (or counsel to Hertz or either of the Grantors), accountants and other experts.

(h)  In the event that the Collateral Agent receives conflicting instructions delivered in accordance with this Agreement, the Collateral Agent shall have the right to seek instructions concerning its duties and actions under this Agreement from any court of competent jurisdiction. If the Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Without limiting the foregoing, in the event that the Collateral Agent receives unclear or conflicting instructions from the Secured Parties hereunder or there is any other disagreement between the other parties hereto resulting in adverse claims and demands being made in connection with the Vehicle Collateral, or in the event that the Collateral Agent in good faith is in doubt as to what action it should take hereunder, the Collateral Agent shall be entitled to retain the Vehicle Collateral until the Collateral Agent shall have received (i) a final order of a court of competent jurisdiction directing delivery of the Vehicle Collateral or (ii) a written agreement executed by the other parties hereto directing delivery of the Vehicle Collateral in which event the Collateral Agent shall disburse the Vehicle Collateral in accordance with such order or agreement. Upon request of the Collateral Agent, any such court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Collateral Agent to the effect that such order is final.

(i)  The Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Related Document or any other agreements or instruments relating to the Vehicle Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Vehicle Collateral other than as it determines necessary in the fulfillment of its own obligations hereunder.

(j)  The Collateral Agent shall be entitled to rely on any communication, certificate, instrument, opinion, report, notice, paper or other document reasonably believed by it to be genuine and correct and to have been signed, given or sent by the proper Person or Persons. The Collateral Agent shall be entitled to assume that no Amortization Event, Limited Liquidation Event of Default or Liquidation Event of Default shall have occurred and be continuing and that a Collateral Account, and any funds on deposit in or to the credit of a Collateral Account, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively, a “writ”), unless (i) in the case of any writ, the Collateral Agent has actual knowledge thereof or (ii) the Collateral Agent has received written notice from the Servicer, any of the Grantors or a Secured Party that an Amortization Event, Limited Liquidation Event of Default or Liquidation Event of Default has occurred or such writ has been issued and, in each case, continues to be in effect, which notice specifies the nature thereof.

(k)  The Collateral Agent, in its individual capacity, may accept deposits from, lend money to and generally engage in any kind of business with the Servicer, either of the Grantors, any Manufacturer and their respective Affiliates as if it were not the agent of the Secured Parties.

(l)  The Collateral Agent may act through agents, custodians and nominees and shall not be liable for any negligent act on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care. The appointment of agents, custodians and nominees (other than legal counsel) pursuant to this subsection (m) shall be subject to the prior written consent of each of the Grantors and the Secured Parties, which consent shall not be unreasonably withheld, and shall be conditioned on the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding with respect to such appointment. The possession of the Vehicle Collateral by such agents, custodians or nominees shall be deemed to be the possession by the Collateral Agent. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder unless the Collateral Agent is provided with an indemnity from one or more of the Secured Parties or other Persons, satisfactory to the Collateral Agent in its sole discretion.

SECTION 5.5. Resignation and Removal of Collateral Agent. vi)The Collateral Agent may, at any time with or without cause by giving forty-five (45) days’ prior written notice to the Servicer, each of the Grantors and the Secured Parties, resign and be discharged of its responsibilities hereunder created, such resignation to become effective upon the appointment by the Secured Parties of a successor Collateral Agent, and the acceptance of such appointment by such successor Collateral Agent. The Servicer shall, promptly upon receipt thereof, provide a copy of the notice from the Collateral Agent referred to in the preceding sentence to each Rating

Agency. The Collateral Agent may be removed by the Servicer at any time (with or without cause) upon thirty (30) days’ prior written notice by the Servicer to the Collateral Agent, the Grantors, the Secured Parties and each of the Rating Agencies, and the appointment by each of the Secured Parties of a successor Collateral Agent; provided, however, that if the Servicer is in default (beyond all applicable grace and cure periods) under this Agreement or an Amortization Event with respect to any Series of Notes Outstanding has occurred and is continuing, the right of the Servicer to remove the Collateral Agent shall cease and the HVF Secured Party shall have the right to remove the Collateral Agent (with or without cause) upon thirty (30) days’ written notice to the Servicer, the Grantors, the HGI Secured Party, the Collateral Agent and each of the Rating Agencies; provided, further, that no removal of the Collateral Agent shall be effective until the appointment of a successor Collateral Agent and acceptance of such appointment by such Collateral Agent. Any removed Collateral Agent shall be entitled to its reasonable fees and expenses to the date the successor Collateral Agent assumes the Collateral Agent’s duties hereunder. The indemnification of Section 5.10 shall survive the termination of the other provisions of this Agreement as to the predecessor Collateral Agent. If no successor Collateral Agent shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such notice of removal, the Collateral Agent or any Secured Party may petition a court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall be appointed as above provided. Any successor Collateral Agent so appointed by such court shall immediately upon its acceptance of such appointment without further act supersede any predecessor Collateral Agent. Upon the appointment of a successor Collateral Agent hereunder and its acceptance of such appointment, the predecessor Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.

(a)  The appointment, designation and acceptance referred to in Section 5.5(a) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and upon such filing for record the successor Collateral Agent shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessors; but any predecessor Collateral Agent shall nevertheless, on the written request of any Secured Party, the Servicer, any Grantor or any successor Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it to such successor Collateral Agent. Upon the appointment of a successor Collateral Agent hereunder, the predecessor Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement; provided, however, that the predecessor Collateral Agent will serve as nominee lienholder for the successor Collateral Agent with respect to those Vehicles on whose Certificate of Title the predecessor Collateral Agent had been named as lienholder prior to its resignation or removal pursuant to this Section 5.5.

SECTION 5.6. Qualification of Successors to Collateral Agent. Every successor to the Collateral Agent appointed pursuant to Section 5.5 (i) shall be a bank or trust company in good standing and having power so to act and incorporated under the laws of the

United States or any State thereof or the District of Columbia, (ii) shall have capital, surplus and undivided profits of not less than $50,000,000, and (iii) shall have a long-term deposits rating of not less than “BBB-” by Standard & Poor’s and “Baa3” by Moody’s and, unless otherwise agreed to by Fitch, “BBB-”by Fitch, if there be such an institution with such capital, surplus and undivided profits and ratings willing, qualified and able to accept the trust upon reasonable or customary terms. The appointment of any successor Collateral Agent pursuant to Section 5.5 shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding.

SECTION 5.7. Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto. The Collateral Agent shall give the Rating Agencies, the Servicer, each of the Grantors and the Secured Parties prior written notice of any such merger, conversion or consolidation.

SECTION 5.8. Compensation and Expenses. The Servicer shall pay to the Collateral Agent, from time to time (i) compensation for its services hereunder for administering the Vehicle Collateral as the Collateral Agent and the Servicer shall from time to time agree in writing, and (ii) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including reasonable fees and expenses of counsel) (A) arising in connection with the preparation, execution, delivery, or modification of this Agreement and/or the enforcement of any of the provisions hereof or (B) incurred in connection with the administration of the Vehicle Collateral, the sale or other disposition of the Vehicle Collateral pursuant to any Related Document and/or the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and in and to the Vehicle Collateral.

SECTION 5.9. Stamp, Other Similar Taxes and Filing Fees. The Servicer shall indemnify and hold harmless the Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Vehicle Collateral. The Servicer shall pay, or reimburse the Collateral Agent for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts payable in respect of the execution, delivery, performance and/or enforcement of this Agreement.

SECTION 5.10. Indemnification. Each Grantor shall pay, and indemnify and hold the Collateral Agent and each of the officers, employees, directors and agents thereof harmless from and against, any and all liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Collateral Agent or any such officers, employees, directors or agents in any way relating to or arising out of the Related Vehicle Collateral and the execution, delivery, amendment, enforcement, performance and/or administration of this Agreement (and any agreements related thereto including, without limitation, the Assignment Agreements), including reasonable fees and expenses of counsel and other experts, and each

Grantor shall reimburse its related Secured Party for any payments made by such Secured Party to the Collateral Agent or any such officers, employees, directors or agents for any of the foregoing provided that such payments were permitted to be made by such Secured Party under the Related Documents; provided, however, that no Grantor shall be liable for the payment of any portion of such liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of the Collateral Agent or any such officers, employees, directors or agents which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the gross negligence or willful misconduct of the Collateral Agent or any such agent.

Each of the Secured Parties agrees to indemnify and hold the Collateral Agent and each of its officers, employees, directors and agents harmless to the same extent as its related Grantor in accordance with the foregoing paragraph but only to the extent that the Collateral Agent has not been paid by such Grantor pursuant to such paragraph; provided that the HVF Secured Party’s obligation to indemnify the Collateral Agent hereunder shall be limited to funds constituting Monthly Servicing Fees and Monthly Administration Fees under the Base Indenture and the related Series Supplements.

SECTION 5.11. Waiver of Set-Off by the Collateral Agent. The Collateral Agent hereby expresssly waives any and all rights of setoff, abatement, diminution or deduction that it may otherwise at any time have under applicable law with respect to the Vehicle Collateral, provided, however, that this waiver shall apply only to obligations owed to the Collateral Agent in its individual capacity and not as an agent for the Secured Parties, and agrees that all Vehicle Collateral shall at all times be held and applied in accordance with the provisions hereof.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Amendments, Supplements and Waivers. This Agreement may be amended, waived, terminated, supplemented or otherwise modified pursuant to a writing executed by the Collateral Agent, each Secured Party, each Grantor and the Servicer; provided, however, that an amendment may be executed without the consent of a Secured Party if such amendment is effected only to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or any other applicable Related Document and which shall not adversely affect the interests of a Secured Party in any material respect (as evidenced by an Officer’s Certificate of the Servicer) or to amend, waive, terminate, supplement or otherwise modify this Agreement in a manner that only affects HGI or the HGI Vehicle Collateral. The initial effectiveness of any amendment or other modification to this Agreement shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding. Notwithstanding anything to the contrary contained herein, this Agreement may be amended, supplemented or otherwise modified pursuant to a writing executed by the Collateral Agent, each Grantor and the Servicer without the consent of any Secured Party, but subject to any consents specified in a Series Supplement, in order to permit HVF to provide financing in the form of one or more rated and/or unrated asset backed securities and/or one or more credit facilities to PR Borrower for the purpose of acquiring vehicles for its car rental fleet in Puerto Rico or to make payments in reduction of the principal amount of other indebtedness of PR Borrower or for any other purpose which is permitted in the consents, if any, obtained pursuant to the Series Supplements but subject to the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding.

SECTION 6.2. Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified or registered mail and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of such, and shall be addressed at the address specified for such party on the signature pages hereto.

SECTION 6.3. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 6.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.5. Counterparts. This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The parties hereto may not assign either this Agreement or any of their respective rights, interests or obligations hereunder. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Vehicle Collateral.

SECTION 6.7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.8. Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect until no Secured Party shall have any claim on the Vehicle Collateral.

SECTION 6.9. Termination of this Agreement. At any time that no amounts are then owing to the Secured Parties under the Related Documents and the Related Documents shall have been terminated, the Servicer may terminate this Agreement upon notice to the Collateral Agent and the Secured Parties, and the Collateral Agent shall take all actions reasonably requested by the Servicer, at the Servicer’s expense, to evidence the termination of this Agreement and the Collateral Agent’s interest in the Vehicle Collateral, including, without limitation, execute such documents and instruments as the Servicer may reasonably request in connection with such reassignment; provided, however, that Sections 5.3, 5.4(a), (c), and (e) through (k), 5.8, and the indemnification set forth in Sections 5.9 and 5.10 shall survive the termination of this Agreement.

SECTION 6.10. No Bankruptcy Petition Against the Grantors. Each of the Collateral Agent and the Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, either Grantor, Hertz Vehicles LLC or the Intermediary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 6.10 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Grantor or Secured Party pursuant to this Agreement. The provisions of this Section 6.10 shall survive the termination of this Agreement, and the resignation or removal of the Collateral Agent.

SECTION 6.11. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 6.12. Submission To Jurisdiction; Waivers. Each Grantor and the Servicer hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor or the Servicer, as the case may be, at its address set forth in Section 6.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 6.13. Waiver of Jury Trial. THE COLLATERAL AGENT, EACH GRANTOR, EACH SECURED PARTY AND THE SERVICER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 6.14. Insurance Notification. The Collateral Agent shall, promptly upon its receipt of notification of any termination of or proposed cancellation or nonrenewal of any insurance policies required to be maintained under any of the Related Documents, notify the related Secured Party of any such termination, proposed cancellation or nonrenewal.

SECTION 6.15. Waiver of Set-Off With Respect to the Grantors. Each of the Secured Parties hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker’s lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of the Grantors therein or with respect to any right to payment from the Grantors, it being understood, however, that nothing contained in this Section 6.15 shall, or is intended to, derogate from the assignment and security interest granted to any Secured Party under the Related Documents or the Collateral Agent under this Agreement or impair any rights of the Secured Parties or the Collateral Agent hereunder or thereunder.

SECTION 6.16. Confidentiality. Each party hereto (other than Hertz and the Grantors) agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of Hertz or the applicable Grantor, as the case may be, other than (a) to any Secured Party, and then only on a confidential basis, (b) as required by any law, rule or regulation or any judicial process of which Hertz or the applicable Grantor, as the case may be, has knowledge; provided that any party hereto may disclose Confidential Information as required by law, rule or regulation or any judicial process of which Hertz or the applicable Grantor, as the case may be, does not have knowledge if such party is prohibited by law from disclosing such requirement to Hertz or the applicable Grantor, as the case may be, and (c) in the course of litigation with Hertz, any of the Grantors, as the case may be, or any Secured Party.

“Confidential Information” means information that Hertz or any of the Grantors, as applicable, furnishes to a Secured Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by such Secured Party or other Person to which such Secured Party delivered such information or that is or becomes available to such Secured Party from a source other than Hertz or any of the Grantors, as the case may be, provided that such source is not (1) known to such Secured Party to be bound by a confidentiality agreement with Hertz or any of the Grantors, as the case may be, or (2) known to such Secured Party to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

SECTION 6.17. No Recourse. The obligations of each Grantor under this Agreement are solely the obligations of such Grantor. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer or director of either Grantor. Fees, expenses or costs payable by either Grantor hereunder shall be payable by such Grantor to the extent and only to the extent that such Grantor is reimbursed therefor pursuant to any of the Related Documents. In the event that a Grantor is not reimbursed for such fees, expenses or costs, the excess unpaid amount of such fees, expenses or costs shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, such Grantor. Nothing in this Section 6.17 shall be construed to limit the Collateral Agent from exercising its rights hereunder with respect to the Collateral.

IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,
as Grantor

By:	/s/ Robert H. Rillings
Name:	Robert H. Rillings
Title:	Vice President and Treasurer

Address:	225 Brae Boulevard
Park Ridge, NJ 07656
Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201) 307-2746

HERTZ GENERAL INTEREST LLC,
as Grantor

By:	/s/ Robert H. Rillings
Name:	Robert H. Rillings
Title:	Vice President and Treasurer

Address:	225 Brae Boulevard
Park Ridge, NJ 07656
Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201) 307-2746

THE HERTZ CORPORATION,
as Servicer

By:	/s/ Robert H. Rillings
Name:	Robert H. Rillings
Title:	Treasurer

Address:	225 Brae Boulevard
Park Ridge, NJ 07656
Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201) 307-2746

THE HERTZ CORPORATION,
as Secured Party

By:	/s/ Robert H. Rillings
Name:	Robert H. Rillings
Title:	Treasurer

Address:	225 Brae Boulevard
Park Ridge, NJ 07656
Attention:	Treasury Department
Telephone:	(201) 307-2000
Facsimile:	(201) 307-2746

BNY MIDWEST TRUST COMPANY,
as Secured Party, not in its individual
capacity but solely as Trustee

By:	/s/ Eric A. Lindahl
Name:	Eric A. Lindahl
Title:	Vice President

Address:	2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention:	Corporate Trust Administration —
Structured Finance
Telephone:	(312) 827-8569
Facsimile:	(312) 827-8562

BNY MIDWEST TRUST COMPANY,
not in its individual capacity but
solely as Collateral Agent

By:	/s/ Eric A. Lindahl
Name:	Eric A. Lindahl
Title:	Vice President

Address:	2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Attention:	Corporate Trust Administration —
Structured Finance
Telephone:	(312) 827-8569
Facsimile:	(312) 827-8562